Calculation of Filing Fee Tables
S-8
GRAY MEDIA, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value per share	Other	5,720,088	$ 4.46	$ 25,511,592.48	0.0001531	$ 3,905.82
2	Equity	Class A common stock, no par value per share	Other	3,080,047	$ 10.65	$ 32,802,500.55	0.0001531	$ 5,022.06
Total Offering Amounts:						$ 58,314,093.03		$ 8,927.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,927.88
Offering Note
[1]	(1) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the securities as reported on a when-issued basis on the New York Stock Exchange on August 4, 2025, a date that is within five business days prior to filing. (2) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the securities as reported on a when-issued basis on the New York Stock Exchange on August 4, 2025, a date that is within five business days prior to filing.

[2]	(1) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the securities as reported on a when-issued basis on the New York Stock Exchange on August 4, 2025, a date that is within five business days prior to filing. (2) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the securities as reported on a when-issued basis on the New York Stock Exchange on August 4, 2025, a date that is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A